EXHIBIT 99.1

Vapor Corp. and International Vapor Group
Terminate Asset Purchase Agreement

DANIA BEACH, Fla., August 27, 2014 – Vapor Corp. (NASDAQCM: VPCO; “Vapor” or “the Company”), a leading U.S.-based electronic cigarette and  vaporizer company, today announced that the Company and International Vapor Group, Inc. (www.internationalvapor.com) and certain of its subsidiaries (“IVG”) have mutually terminated their previously announced asset purchase agreement entered into on May 14, 2014 and amended on July 25, 2014.

The Company and IVG mutually terminated the asset purchase agreement because the parties could not agree upon certain operational and financial matters pertaining to the post-closing integration of IVG’s business operations.

There are no current disputes or disagreements between the Company and IVG and neither party is liable for any breakup fees or reimbursement of costs to the other party as a result of the termination of the asset purchase agreement.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Krave®, VaporX®, Hookah Stix®, Alternacig® and Fifty-One®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” and “Vaporizers,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes, vaporizers and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette and vaporizer brands, please visit us at www.vapor-corp.com.

About International Vapor Group, Inc.

International Vapor Group designs, manufactures, distributes and sells high quality electronic cigarette products that provide customers multiple alternatives to combustible tobacco cigarettes.  A leader in the electronic-cigarette business through the South Beach Smoke®, EverSmoke®, NutriCig® and VaporFiTM brands, IVG is one of the first national e-cig companies to develop and distribute Vaporizers and USA made E-liquids.  IVG distributes and sells through company owned and franchised retail stores, online websites and authorized retailers nationwide. For more information please visit www.internationalvapor.com.

Safe Harbor Statement
This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Vapor Corp. Contacts:
Media:
Caitlin Kasunich
KCSA Strategic Communications
ckasunich@kcsa.com
(212) 896-1241

Investors:
Jeffrey Goldberger / Garth Russell
KCSA Strategic Communications
jgoldberger@kcsa.com / grussell@kcsa.com
(212) 896-1249  / (212) 896-1250

International Vapor Group, Inc. Contacts:
Nick Molina
International Vapor Group, Inc.
press@internationalvapor.com
(305) 824-4007